UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE TURKISH INVESTMENT FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

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IMPORTANT NOTICE
THE TURKISH INVESTMENT FUND, INC.
Stockholder Meeting Adjourned to December 23, 2008
Dear Stockholder:
The Special Meeting (the “Meeting”) of Stockholders of The Turkish Investment Fund, Inc., (the “Fund”) was held on July 23, 2008, adjourned to August 27, 2008 and subsequently adjourned to October 24, 2008. The Meeting has been further adjourned to allow for solicitation of additional shares relative to the investment restriction proposal as described in the Notice of Annual Meeting and Proxy Statement previously mailed to you. The adjourned Meeting will be held on December 23, 2008 at the offices of Morgan Stanley Investment Management Inc., 522 Fifth Avenue, New York, New York 10036.
To comply with applicable law with respect to the record date for an adjourned stockholder meeting, the Board of Directors of the Fund has established a new record date of September 2, 2008 for the adjourned Meeting. Only stockholders of record at the close of business on the new record date are entitled to notice of and to vote at the adjourned Meeting (and any further adjournments thereof). The information in this letter amends the Notice of Annual Meeting of Stockholders (the “Notice”) and the Proxy Statement for The Turkish Investment Fund, Inc. (the “Proxy Statement”) and any other information about the Meeting previously delivered to you.
     – IF YOU HAVE NOT PREVIOUSLY VOTED YOUR SHARES, please cast your vote on the enclosed proxy card and return in the envelope provided. You may also cast your vote by telephone or internet using the instructions provided on the enclosed proxy card. The Board of Directors of the Fund recommends a vote “FOR” the investment restriction proposal for the reasons discussed in the Proxy Statement.
PLEASE REMEMBER TO VOTE YOUR SHARES AS SOON AS POSSIBLE.
     – IF YOU HAVE PREVIOUSLY VOTED YOUR SHARES AND DO NOT WISH TO CHANGE YOUR VOTE, no action is necessary. Unless we receive instructions from you to the contrary, we will vote your shares according to your instructions on any previously submitted proxy card or pursuant to any instructions previously submitted by telephone or through the internet.
     – IF YOU HAVE PREVIOUSLY VOTED YOUR SHARES AND WISH TO CHANGE YOUR VOTE, you may do so by following the directions on the enclosed proxy card or by casting your vote by telephone or internet using the instructions provided on the enclosed proxy card.

At the close of business on September 2, 2008, the Fund had outstanding 7,502,818 Shares. As of such date, the directors and officers of the Fund as a group owned less than 1% of the shares of the Fund. As of such date, no person was known by the Fund to own beneficially or of record as much as 5% of any class of the Fund.
To the extent the information in the Notice and Proxy Statement has not been amended by this letter, such information remains applicable to this solicitation of proxies and the Meeting of Stockholders. If you would like another copy of the Proxy Statement, please contact the Fund c/o Morgan Stanley Investor Services, 2800 Post Oak Blvd., 44th Floor, Houston Texas 77056 or by phone at 800-231-2608 (toll free).
We appreciate your careful and prompt consideration of this matter.
Sincerely,
The Turkish Investment Fund, Inc.